10K.02-1

                                                    Exhibit 23.01

INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in the Registration Statements Nos. 33-3777, 33-16650, 33-55383, 33-63956 and 333-
12463 on Form S-8 of our report, dated April 22, 2002, with respect to the consolidated financial statements and schedule of Park Electrochemical Corp. included in the Annual Report on Form 10-K of Park Electrochemical Corp. for the fiscal year ended March 3, 2002.




ERNST & YOUNG LLP



New York, New York
May 30, 2002